JOTAN, INC.





             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT





                                  May 16, 1996



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                                TABLE OF CONTENTS
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

                                                                                                               Page


         Section 1.        Authorization and Sale of Series A Preferred
                           Stock................................................................................  1

                           1.1      Authorization...............................................................  1
                           1.2      Sale........................................................................  1

         Section 2.                 Closings; Delivery..........................................................  1

                           2.1      Closing.....................................................................  1
                           2.2      Delivery....................................................................  3

         Section 3.        Representations and Warranties of the
                           Company..............................................................................  3

                           3.1      Organization and Standing...................................................  3
                           3.2      Capitalization of the Company...............................................  3
                           3.3      Subsidiaries................................................................  4
                           3.4      Authorization...............................................................  5
                           3.5      Validity of the Shares......................................................  5
                           3.6      Financial Statements; Changes...............................................  5
                           3.7      Material Agreements.........................................................  7
                           3.8      Title to Properties and Assets..............................................  8
                           3.9      Material Liabilities........................................................  9
                           3.10  Obligations to Related Parties.................................................  9
                           3.11  Employees......................................................................  9
                           3.12  Compliance with Other Instruments.............................................. 10
                           3.13  Litigation..................................................................... 10
                           3.14  Patents and Trademarks......................................................... 10
                           3.15  Proprietary Information........................................................ 11
                           3.16  Taxes.......................................................................... 11
                           3.17  Insurance...................................................................... 11
                           3.18  Registration Rights............................................................ 11
                           3.19  Voting Agreements.............................................................. 11
                           3.20  Governmental Consents.......................................................... 12
                           3.21  Offering....................................................................... 12
                           3.22  Environmental Matters.......................................................... 12
                           3.23  Finders' Fees.................................................................. 13
                           3.24  Operating Plan................................................................. 13
                           3.25  SEC Filings.................................................................... 13
                           3.26  Disclosure..................................................................... 14

         Section 4.        Representations and Warranties of the
                           Investors............................................................................ 14

                           4.1  Power and Authority............................................................. 14
                           4.2  Due Execution................................................................... 14
                           4.3  Investment Representations...................................................... 14
                           4.4  Government Consents............................................................. 17
                           4.5  Finders' Fees................................................................... 17






                                               ii

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         Section 5.        Conditions to Investors' Obligations at
                           Closing.............................................................................. 17

                           5.1  Representations and Warranties.................................................. 17
                           5.2  Performance..................................................................... 17
                           5.3  Qualifications.................................................................. 17
                           5.4  Amendment....................................................................... 18
                           5.5  Legal Investment................................................................ 18
                           5.6      Freedman Option............................................................. 18
                           5.7  Opinion of the Company's Counsel................................................ 18
                           5.8  Proceedings and Documents....................................................... 18
                           5.9  Rights Agreement................................................................ 18
                           5.10  Stockholder Agreement.......................................................... 18
                           5.11  Compliance Certificate......................................................... 18
                           5.12  Secretary's Certificate........................................................ 18
                           5.13  Certificates of Good Standing.................................................. 19

         Section 6.        Conditions to the Company's Obligations at
                           Closing.............................................................................. 19

                           6.1  Representations and Warranties.................................................. 19
                           6.2  Performance..................................................................... 19
                           6.3  Qualifications.................................................................. 19
                           6.4  Legal Investment................................................................ 19
                           6.5  Amendment....................................................................... 19
                           6.6  Rights Agreement................................................................ 20
                           6.7  Freedman Option..................................................................20
                           6.8  Stockholder Agreement........................................................... 20

         Section 7.        Miscellaneous........................................................................ 20

                           7.1  Entire Agreement................................................................ 20
                           7.2  Survival of Representations and Warranties...................................... 20
                           7.3  Expenses........................................................................ 20
                           7.4  Headings........................................................................ 20
                           7.5  Notices......................................................................... 20
                           7.6  Attorneys' Fees................................................................. 21
                           7.7  Severability.................................................................... 21
                           7.8  Delays or Omissions............................................................. 21
                           7.9  Information Confidential........................................................ 22
                           7.10  Amendments and Waivers......................................................... 22
                           7.11  Counterparts................................................................... 22
                           7.12  Governing Law.................................................................. 22
                           7.13  Use of Jotan Name.............................................................. 22
                           7.14  Board of Directors............................................................. 22


EXHIBITS

A - Schedule of Investors
B - Articles of Amendment
C - Schedule of Exceptions
D - Form of Investor Rights Agreement
E - Form of Opinion of Counsel for Jotan
F - Form of Stockholder Agreement



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                                   JOTAN, INC.


             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT



         This Series A Convertible Preferred Stock Purchase Agreement (the "Agreement") is entered into as of the 16th day of May 1996, by and among Jotan, Inc., a Florida corporation (including for relevant periods, all predecessors, the "Company"), and the persons and entities (hereinafter referred to as the "Investors") listed on Exhibit A hereto (the "Schedule of Investors").

         WHEREAS, the Company desires to enter into this Agreement with the Investors to raise additional capital through the sale and issuance of shares of its preferred stock to the Investors; and

         WHEREAS, the Investors desire to enter into this Agreement to acquire shares of preferred stock of the Company on the terms and conditions set forth herein;

         NOW,   THEREFORE,    in   consideration   of   the   mutual   promises,
representations,   warranties,  covenants  and  conditions  set  forth  in  this
Agreement, the parties to this Agreement mutually agree as follows:

         1.       Authorization and Sale of Series A Preferred Stock.

                  1.1 Authorization. The Company has authorized the issuance and sale of up to an aggregate of 3,797,469 shares of its Series A Convertible Preferred Stock, $.01 par value per share (the "Shares"), having the rights, preferences, privileges and restrictions set forth in the Company's Articles of Amendment, a copy of which is attached hereto as Exhibit B (the "Amendment").

                  1.2 Sale. Subject to the terms and conditions of this Agreement, the Investors agree to purchase from the Company and the Company agrees to sell and issue to the Investors the number of Shares specified opposite each such Investor's name on the Schedule of Investors at the purchase price of $1.58 per share. The sale of the Shares to each Investor will constitute a separate sale hereunder.


         2.       Closings; Delivery.

                  2.1 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of Shares under this Agreement shall be made in three (3) equal tranches, as set forth on the Schedule of Investors. The closing of the purchase and sale of each tranche of Shares (each a "Closing") shall occur as follows:

                           (a)      First Closing.  The closing of the purchase
and sale of the first tranche of Shares (the "First Closing") shall take place at 10:00 a.m. (ET) on May 16, 1996, at the offices of the Company located at 118 West Adams Street, Jacksonville, Florida, or at such other time and place as the Company and the Investors may agree.

                           (b)      Second and Third Closings.  The closing of
the purchase and sale of the second tranche of Shares (the "Second Closing") shall take place at such time as set by the Company not less than 45 days after receipt by the Investors of written notice thereof from the Company, provided, however, that in no case shall such notice be given prior to 120 days after the First Closing. The closing of the purchase and sale of the third tranche of Shares (the "Third Closing") shall take place at such time as set by the Company not less than 45 days after receipt by the Investors of written notice thereof from the Company, provided, however, that in no case shall such notice be given prior to 120 days after the Second Closing. The Company may not and shall not call the Second or Third Closing at any time after any additional equity financing of the Company in excess of $500,000.00 or at any time: (i) during the first 12-month period after the date of the First Closing if it has not achieved, in the calendar month ended immediately prior to the date of the call, revenue from its ordinary course of business operations ("Revenue") of greater than $1,700,000.00 and earnings from its ordinary course of business operations before income taxes, depreciation and amortization ("EBITDA") of at least $62,497.00; (ii) during the second 12-month period after the date of the First Closing if it has not achieved, in the calendar month ended immediately prior to the date of the call, Revenue of greater than $3,000,000.00 and EBITDA of at least $184,478.00; (iii) during the third 12-month period after the date of the First Closing if it has not achieved, in the calendar month ended immediately prior to the date of the call, Revenue of greater than $5,000,000.00 and EBITDA of at least $676,262.00; or (iv) after the third anniversary hereof. The Second Closing and the Third Closing shall be held at the offices of the Company located at 118 West Adams Street, Jacksonville, Florida, or at such other place as the Company and the Investors may agree. Notwithstanding any of the foregoing, the parties understand and agree that the Second Closing and the Third Closing shall occur at the sole option of the Company and if the Company does not exercise its option to sell Shares at the Second Closing or the Third Closing by giving notice thereof as set forth above, the Company shall have no obligation to sell the Shares that otherwise would have been sold at the Second Closing or the Third Closing. The options to sell Shares at the Second Closing and Third Closing are separate, and therefore, the Company may



                                                         2

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exercise its option to sell Shares at the Second Closing without  exercising its option to sell Shares at the Third Closing.

                  2.2 Delivery. At each Closing, subject to the terms and conditions hereof, the Company will deliver to the Investors certificates, in such denominations and registered in such name or names as the Investors may designate by notice to the Company, representing the Shares to be purchased by the Investors from the Company at such Closing, dated the date of such Closing, against payment of the purchase price therefor by wire transfer, cancellation of indebtedness, a check or checks made payable to the order of the Company, or any combination of the above or by such other means as shall be mutually agreeable to the Investors and the Company.


         3. Representations and Warranties of the Company. Subject to and except as disclosed by the Company in the Schedule of Exceptions attached hereto as Exhibit C and incorporated herein by reference (the "Schedule of Exceptions"), the Company represents and warrants to the Investors that:

                  3.1 Organization and Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect upon the financial condition or operations of the Company and its Subsidiaries (as defined below), taken as a whole.

                  3.2 Capitalization of the Company. The authorized capital stock of the Company, immediately prior to the First
Closing, will consist of:

                           (a)      Preferred Stock.  Ten Million (10,000,000)
shares of Preferred Stock, $.01 par value per share, Five Million (5,000,000) of which have been designated Series A Convertible Preferred Stock (the "Series A Stock"), and none of which will be issued and outstanding.

                           (b)      Common Stock.  Forty Million (40,000,000)
shares of Common Stock, $.01 par value per share, of which 5,679,411 shares will be issued and outstanding. Section 3.2(b) of the Schedule of Exceptions contains a complete and accurate list of, and the number of shares owned by, the record holders of the outstanding Common Stock as of the date of this Agreement.




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                           (c)      Options. 740,000 shares of Common Stock will
be reserved for issuance under the Company's 1996 Long-Term Incentive Plan (the "Plan"), and no options to purchase shares of Common Stock will have been granted by the Company under the Plan.

         All the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company has duly and validly reserved (i) the Shares for issuance hereunder, (ii) shares of Common Stock for issuance upon conversion of the Shares, and (iii) 750,000 shares of Common Stock for issuance under the Plan. Except for the rights described in the preceding sentence, the conversion rights associated with the Series A Stock and the rights created under this Agreement and the Investor Rights Agreement attached hereto as Exhibit D and incorporated herein by reference (the "Rights Agreement"), there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company of any shares of its capital stock.

                  3.3      Subsidiaries.

                           (a)      Section 3.3(a) of the Schedule of Exceptions
contains a complete and accurate list of all of the subsidiaries of the Company (each herein referred to individually as a "Subsidiary" and collectively as the "Subsidiaries"). Other than the Subsidiaries, the Company does not currently own a controlling equity interest in or otherwise control, directly or indirectly, any other corporation, association, or other business entity. The Company is not, directly or indirectly, a participant in any joint venture or partnership.

                           (b)      Each Subsidiary of the Company is a
corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted. Each such Subsidiary is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect upon the financial condition or operations of such subsidiary or its properties.

                           (c)      The Company owns all of the outstanding
shares of capital stock of each of the Subsidiaries and all such shares of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.



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There are no  outstanding  rights of first refusal,  preemptive  rights or other rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition of any shares of capital stock of any of the Subsidiaries.

                  3.4 Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Rights
Agreement, the performance of all the Company's obligations hereunder and thereunder, and the authorization, issuance, sale and delivery of the Shares and the Common Stock issuable upon conversion thereof (the "Underlying Common Stock") has been taken or will be taken prior to the First Closing. This Agreement and the Rights Agreement, when executed and delivered by the Company and the parties hereto and thereto shall constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules and laws governing specific performance, injunctive relief and other equitable remedies and, with respect to the indemnification agreements set forth in the Rights Agreement, principles of public policy.

                  3.5 Validity of the Shares. The sale of the Shares and the subsequent conversion of the Shares into the Underlying Common Stock are not and will not be subject to any preemptive rights, rights of first refusal or other preferential rights that have not been waived, and the Shares when issued, sold and delivered in accordance with the terms of this Agreement and the Underlying Common Stock when issued upon conversion of the Shares in accordance with the Amendment will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances (other than those created by the Investors);
provided, however, that the Shares and the Underlying Common Stock may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or in the Rights Agreement.

                  3.6      Financial Statements; Changes.

                           (a) The Company has delivered to each of the
Investors copies of the Company's audited consolidated financial statements for the year ended December 31, 1995 (the "Audited Financial Statements") and the Company's unaudited consolidated financial statements for the three months ended March 31, 1996 (the "Unaudited Financial Statements", together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements, which were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the period indicated, are correct and complete and fairly present the financial position of the Company and the Subsidiaries at the dates thereof and the results of operations of the Company and the Subsidiaries for the periods covered



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thereby, except that the Unaudited Financial Statements do not contain the notes normally required by GAAP and are subject to year-end audit adjustments.

                           (b)  Since December 31, 1995, there has not been:

                     (i) any change in the assets, liabilities, financial condition or operating results of the Company or the Subsidiaries from that reflected in the Audited Financial Statements, except (A) changes reflected in the Unaudited Financial Statements and (B) changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                     (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company or the Subsidiaries (as such business is presently conducted and as it is currently proposed to be conducted);
                     (iii) except for the Company's reincorporation into Florida (the "Reincorporation") and the amendments to the Company's Articles of Incorporation contemplated by this Agreement, any amendments or changes in the Articles of Incorporation or Bylaws of the Company or the Subsidiaries;

                     (iv) any waiver or compromise by the Company or the Subsidiaries of a valuable right or of a material debt owed to either the Company or the Subsidiaries;

                     (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or the Subsidiaries, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company or the Subsidiaries (as such business is presently conducted and as it is currently proposed to be conducted);

                     (vi) any change or amendment to a material contract or arrangement by which the Company or any Subsidiary or any of their assets or properties is bound or subject, except for changes in the ordinary course of business or changes that are not material to the financial condition or operations of the Company and its Subsidiaries, taken as a whole;

                     (vii) any declaration or payment of any dividend or other distribution of the assets of the Company or the Subsidiaries, except dividends or distributions payable to the Company or one of its Subsidiaries;

                     (viii) other than the establishment of the Plan and the grant thereunder contemplated by Section 6.7, any



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increase in or  modification  of the  compensation  or  benefits  payable by the
Company or the Subsidiaries to any of their directors or employees, except in the ordinary course of business consistent with past practice;

                     (ix) other than establishment of the Plan and the grant thereunder contemplated by Section 5.6 hereof, any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any employee of the Company or the Subsidiaries, except in the ordinary course of business consistent with past practice;

                     (x) any incurrence, assumption or guarantee by the Company or the Subsidiaries of any material debt for borrowed money; issuance or sale of any securities convertible into or exchangeable for debt securities of the Company or the Subsidiaries; or issuance or sale of options or other rights to acquire from the Company or the Subsidiaries, directly or indirectly, debt securities of the Company or the Subsidiaries, or any securities convertible into or exchangeable for any such debt securities;

                     (xi)  any   making  of  any  loan,   advance   or   capital
contribution to any person other than a Subsidiary, except travel loans or advances made in the ordinary course of business;

                     (xii) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or the Subsidiaries; or

                     (xiii) any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company and the Subsidiaries (as such business is presently conducted and as it is currently proposed to be conducted), taken as a whole.

                  3.7 Material Agreements. All of the following material agreements to which the Company or any Subsidiary is a party have been filed by the Company with the Securities and Exchange Commission (the "SEC") as exhibits to the Company's filings under the Securities Exchange Act of 1934, as amended (the "1934 Act") or have been listed on the Schedule of Exceptions and made available for inspection by the Investors or their representatives: (a) all contracts, agreements and instruments that involve a commitment by the Company or the Subsidiaries in excess of $100,000; (b) all stock purchase agreements;
(c) all loan, lease or debt agreements in excess of $100,000; (d) all employment agreements with Key Employees (as hereinafter defined); (e) all material licenses of any patent,

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trade  secret  or  other  proprietary  right  to or  from  the  Company  or  any
Subsidiary;   (f)  any  existing  or  currently   effective  plan,  contract  or
arrangement, whether written or oral, providing for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing or the like; or (g) any other existing or currently effective agreement, contract or commitment that is material to the Company and the Subsidiaries, taken as a whole (collectively, the "Material Agreements"). All the Material Agreements are valid and binding obligations of the Company or the Subsidiaries, in full force and effect in all material respects. Neither the Company nor any Subsidiary is in material default under any of the Material Agreements, and the Company is not aware of any material default by another party, either pending or threatened, with respect to the Material Agreements. Neither the Company nor any Subsidiary intends to cancel, withdraw, modify or amend any such Material Agreement and neither has been notified that any other party to any such Material Agreement intends to cancel, withdraw, modify or amend such Material Agreement. Other than
the  proposed   acquisition   previously   disclosed  to  the   Investors   (the
"Acquisition"), neither the Company nor any Subsidiary is presently engaged in or has any present intention of engaging in any negotiation or discussion that
would,   in  any  transaction  or  series  of   transactions,   effect  (i)  the
consolidation or merger of the Company or any Subsidiary into or with any other corporation or corporations, (ii) the sale, conveyance or disposition of all or substantially all of the assets of the Company or any Subsidiary, (iii) transfer of more than 50% of the voting power of the Company or any Subsidiary to any entity or entities not controlled by the Company, (iv) any similar form of acquisition or any liquidation, dissolution or winding up of the Company or any Subsidiary or other transaction that results in the discontinuance of the Company's or any Subsidiary's business.

                  3.8 Title to Properties and Assets. Each of the Company and the Subsidiaries has good and marketable title to its properties and assets as reflected in the Financial Statements and any properties and assets acquired after the date of the Financial Statements (except properties and assets held under capitalized leases) and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) the lien of current taxes not yet due and payable, and (b) possible minor liens and encumbrances that do not in any case, either individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company or the Subsidiaries, and that have not arisen other than in the ordinary course of business. The tangible property and assets held under any material lease by the Company and each Subsidiary are held by each under leases that remain in force, and there exists no default or other occurrence or condition that could result in a material default or termination thereunder.

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                  3.9  Material   Liabilities.   Neither  the  Company  nor  any
Subsidiary has any material liability or obligation, absolute or contingent (individually or in the aggregate), that is not disclosed in the Financial Statements, except obligations and liabilities incurred after the date of the
Financial   Statements  in  the  ordinary   course  of  business  that  are  not
individually or in the aggregate material. Neither the Company nor any officer of the Company or any Subsidiary has knowledge of any basis for any other material claim against or liability or obligation of the Company or any Subsidiary.

                  3.10 Obligations to Related Parties. Section 3.10 of the Schedule of Exceptions includes a list of (a) all the material obligations of the Company and each Subsidiary to its officers, directors, stockholders and employees, including any member of their immediate families (other than normal accrued wages and benefits and travel expense vouchers) and (b) all the obligations of the officers, directors, stockholders and employees of the Company and each Subsidiary, including any member of their immediate families (other than expense advances made in the ordinary course of business) to the Company and the Subsidiaries, which schedule is complete and correct in all material respects.

                  3.11 Employees. To the best of the Company's knowledge, no employee of the Company or the Subsidiaries is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with such employee's obligation to use his best efforts to promote the interests of the Company or the Subsidiaries or that would conflict with the Company's or the Subsidiaries' businesses as conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's or the Subsidiaries' businesses by the employees of the Company or the Subsidiaries, nor the conduct of the Company's or the Subsidiaries businesses as currently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. To the best of the Company's knowledge, no employee or consultant of the Company or the Subsidiaries is in violation of any term of any employment contract, proprietary information and inventions agreement, noncompetition agreement or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or the Subsidiaries or any previous employer. To the best of the Company's knowledge, no officer of the Company or any Subsidiary, nor any Key Employee (as hereinafter defined) of the Company or any Subsidiary, the termination of whose employment, either individually or in the aggregate, would have a materially adverse effect on the Company or any Subsidiary, has any present intention of terminating his or her employment with the Company or any Subsidiary. Neither the Company nor any Subsidiary has any collective bargaining agreements with any of its employees and to the best of the Company's knowledge there is no labor-union-organizing activity pending or threatened with respect to the Company or any Subsidiary.

         For purposes of this Agreement, "Key Employee" means and includes the Chairman, the Chief Executive Officer, the President, each Vice President and the Chief Financial Officer of the Company and of each Subsidiary.

                  3.12 Compliance with Other Instruments. Neither the Company nor any Subsidiary is in violation of any provisions of its articles of incorporation (or other charter documents) or its Bylaws, or of any provisions of any material instrument or contract to which it is a party or any judgment, decree or order by which it is bound or any statute, rule or regulation applicable to it. The execution, delivery and performance of this Agreement and the Rights Agreement, and the issuance and sale of the Shares pursuant hereto and the Underlying Common Stock pursuant to the Amendment, will not result in any such violation or be in conflict with or constitute a default under any such provisions or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any properties or assets of the Company or the Subsidiaries.

                  3.13 Litigation. To the best of the Company's knowledge, there is no action, proceeding or investigation pending or currently threatened against the Company or any Subsidiary before any court or administrative agency. The foregoing includes, without limiting its generality, actions pending or threatened involving the prior employment of any of the Company's or any Subsidiary's employees or their use in connection with the Company's or any Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers. There is no action, proceeding or investigation by the Company or any Subsidiary currently pending or that the Company or any Subsidiary intends to initiate.

                  3.14 Patents and Trademarks. To the best of the Company's knowledge, each of the Company and the Subsidiaries has sufficient title and ownership of or is licensed under all patents, trademarks, service marks, trade names, copyrights, and all registrations and applications for registration of any of the foregoing, and all trade secrets, information, inventions, computer programs owned or licensed by the Company or the Subsidiaries, documentation, proprietary rights and processes (collectively, "Intellectual Property") necessary for its business as now conducted and as currently proposed to be conducted without any conflict with or without infringement of the rights of others. There are no outstanding material options, licenses or agreements relating to the foregoing nor is the Company or either Subsidiary bound by or a party to any material options, licenses or agreements with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Neither the Company nor any Subsidiary has received any communications alleging that it has violated or, by conducting its businesses as currently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company does not believe it is or will be necessary to use any inventions of any of its employees or any Subsidiary's employees (or people it or any Subsidiary currently intends to hire) made prior to their employment by the Company or any Subsidiary.

                  3.15 Proprietary Information. To the best of the Company's knowledge, neither the Company nor any Subsidiary has done anything to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data required to conduct its business as now conducted or as proposed to be conducted. The Company and each Subsidiary has taken in the past and will take in the future reasonable security measures to protect the secrecy, confidentiality and value of all its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data important to the conduct of its business.

                  3.16 Taxes. The Company has accurately prepared and timely filed in all material respects all United States income tax returns and all state and municipal tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes that have become due pursuant to such returns. No deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending and the Company has no knowledge of any liability as of the date of the Financial Statements for any tax for which there is not an adequate reserve reflected in the Financial Statements.

                  3.17 Insurance. The Company and each Subsidiary has fire, casualty and liability insurance policies customary for the type and scope of its properties and business.

                  3.18 Registration Rights. Except as provided in the Rights Agreement, the Company is not under any obligation to register (as defined in the Rights Agreement) any of its presently outstanding securities or any of its securities that may hereafter be issued, nor is any Subsidiary under any such obligation with respect to its presently outstanding securities or any of its securities that may hereafter be issued.

                  3.19 Voting Agreements. Except as set forth in the Rights Agreement, neither the Company nor any Subsidiary has any agreement, obligation or commitment with respect to the election of any individual or individuals to its Board of Directors and, to the best of the Company's knowledge, there is no voting agreement or other arrangement among its stockholders or any

Subsidiary's stockholders with respect to the election of any individual or individuals to the Board of Directors of the Company or such Subsidiary, or for any other purpose.

                  3.20 Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority on the part of the Company required in connection with the valid execution and delivery of this Agreement and the Rights Agreement, the offer, sale or issuance of the Shares and the Underlying Common Stock, or the consummation of any other transaction contemplated hereby have been obtained, or will be obtained prior to any Closing hereunder, except for notices required to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

                  3.21 Offering. Assuming the accuracy of the representations and warranties of the Investors contained in Section 4 hereof, the offer, issuance and sale of the Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  3.22  Environmental Matters.

                           (a) The Company and the Subsidiaries have duly
complied with, and, to the best knowledge of the Company, all the real estate leased by it or the Subsidiaries either currently or in the past (hereinafter referred to collectively as the "Premises") are in compliance in all material respects with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

                     (b) The Company and the Subsidiaries have been issued, and will maintain, all federal, state and local permits, licenses, certificates and approvals known to the Company to be required relating to (i) air emissions,
(ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (vi) other environmental, health and safety matters.

                     (c) The Company has not received notice of, nor does the Company know of any facts that might constitute, any violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, that relate to the use, ownership or occupancy of any of the Premises, and neither the Company nor either Subsidiary is in violation of any covenants, conditions, easements, rights-of-way or restrictions affecting any of the Premises or any rights appurtenant thereto.

                     (d) Except in accordance with a valid governmental permit, license, certificate or approval, neither the Company nor any Subsidiary has caused any emission, spill, release or discharge into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing any of the Premises, of any toxic or hazardous substances or wastes at or from any of the Premises.

                     (e) There has been no complaint, order, directive (other than directives applicable to the general public), claim, citation or notice by any governmental authority or any other person or entity with respect to (i) air emissions, (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing any of the Premises,
(iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes or (vi) other environmental, health or safety matters affecting the Company or any Subsidiary, any of the Premises or any improvements located thereon, or the businesses thereon conducted.

                  3.23 Finders' Fees. The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Investor harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives is responsible.

                  3.24 Operating Plan. The Company's 1996 Operating Plan and the projections therein provided to the Investors were prepared in good faith and on the basis of assumptions believed by management of the Company to be reasonable. The Company does not have reason to believe that the projections, forecasts and plans contained in the Operating Plan are not reasonably achievable as a whole although no assurances can be or are given that the projections, forecasts and plans will be achieved.

                  3.25 SEC Filings. The Company has provided the Investors with true and correct copies of its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 as filed with the SEC on April 24, 1996, its Annual Report on Form 10-K for the year ended December 31, 1995 as filed with the SEC on March 26, 1996 and its proxy solicitation materials as filed with the SEC in preliminary form on March 27, 1996 and in definitive form on April 16, 1996 (collectively, the "Current SEC Filings"). Other than the Current SEC Filings, the Company has not been required to file any other reports or documents with the SEC since December 31, 1995. The Current SEC Filings, at the time filed with the SEC, conformed in all material respects to the requirements of the 1934 Act and the rules and regulations promulgated thereunder.

                  3.26 Disclosure. No representation or warranty made by the Company in this Agreement, nor any financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by the Company or its representatives pursuant hereto contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein no misleading in light of the circumstances under which they were furnished. There is no event, fact or condition that has had, or, to the Company's knowledge, that reasonably would be expected to have, a material adverse effect on the Company or either Subsidiary (other than general economic or competitive conditions) that has not been set forth in this Agreement or the Schedule of Exceptions.


         4. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company as follows:

                  4.1 Power and Authority. It has the requisite power and authority to enter into this Agreement, to purchase the Shares subject to all of the terms hereof, and to carry out and perform its obligations under the terms of this Agreement.

                  4.2 Due Execution. This Agreement has been duly authorized, executed and delivered by it, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of it, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules and laws governing specific performance, injunctive relief and other equitable remedies and, with respect to the indemnification agreements set forth in the Rights Agreement, principles of public policy.

                  4.3  Investment Representations.

                           (a) This Agreement is made with the Investor in
reliance upon the Investor's representation to the Company, which by its acceptance hereof the Investor hereby confirms, that the Shares to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person, or to any third person, with respect to any of the Shares or any Underlying Common Stock.

                           (b)  The Investor understands that the Shares and
the Underlying Common Stock have not been registered under the 1933 Act, nor have they been registered or qualified under applicable State securities or Blue Sky laws, on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act and registration or qualification under applicable State securities or Blue Sky laws, and that the Company's reliance on such exemptions is predicated in part on the Investor's representations set forth herein. The Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring the Shares for a fixed or determined period in the future, or for a market rise, or for sale if the market does not rise. The Investor does not have any such intention.

                           (c)  The Investor represents that it, and each
person who owns an equity interest in it, is an accredited investor, as defined under Regulation D promulgated under the 1933 Act, experienced in evaluating early-stage companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. The Investor further represents that it has had access, during the course of the transactions and prior to its purchase of Shares, to all such information as it deemed necessary or appropriate (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) and that it has had, during the course of the transactions and prior to its purchase of Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

                           (d)  The Investor understands that the Shares and
the Underlying Common Stock may not be sold, transferred or otherwise disposed of without registration under the 1933 Act, or registration or qualification under applicable State securities or Blue Sky laws, or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares (or the Underlying Common Stock) or an available exemption from registration under the 1933 Act or registration or qualification under applicable State securities or Blue Sky laws, the Shares (and the Underlying Common Stock) must be held indefinitely. In particular, the Investor is aware that the Shares (and the Underlying Common Stock) may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. The Investor represents that, in the absence of an effective registration statement covering the Shares (or the Underlying Common Stock) it will sell, transfer, or otherwise dispose of the Shares (or the Underlying Common Stock) only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of Section 4.3(e) hereof and the provisions of the Rights Agreement.

                           (e)  The Investor agrees that in no event will it
make a transfer or disposition of any of the Shares or the Underlying Common Stock (other than pursuant to an effective registration statement under the 1933 Act and registration or qualification under applicable State securities or Blue Sky laws, unless and until (i) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at the expense of the Investor or transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act and registration or qualification under applicable State securities or Blue Sky laws.

                           (f)  Investor understands that each certificate
representing the Shares and the Underlying Common Stock will be endorsed with a legend in substantially the following form (in addition to any legends required under applicable State securities laws):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. COPIES OF THE STOCK PURCHASE AGREEMENT AND INVESTOR RIGHTS AGREEMENT PROVIDING FOR RESTRICTIONS ON TRANSFER OF THESE SECURITIES MAY BE OBTAINED UPON WRITTEN REQUEST BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION."

                           (g)     The primary business address of the Investors
are set forth on the Schedule of Purchasers, and the jurisdictions of the primary business (or in the case of an individual, primary residence) address of each person who owns an equity interest in any Investor are as follows:
California, five persons; District of Columbia, two persons; Georgia, one person; Kentucky, one person; New York, one person; North Carolina, 44 persons; Texas, one person; Virginia, one person; and the United Kingdom, one person.

                  4.4 Government Consents. No consent, approval or authorization of or designation, declaration or filing with any state, federal, or foreign governmental authority on the part of the Investor because of any special characteristic of such Investor is required in connection with the valid execution and delivery of this Agreement or the Rights Agreement by the Investor, and the consummation by the Investor of the transactions contemplated hereby and thereby; provided, however, that the Investor makes no representations as to compliance with applicable state securities laws.

                  4.5 Finders' Fees. The Investor (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold the Company and any other Investors, should additional purchasers be included by the Company, harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its employees or representatives are responsible.


         5. Conditions to Investors' Obligations at Closing. The obligations of the Investors to purchase the Shares at any Closing hereunder are subject to the fulfillment on or before any such Closing of each of the following conditions:

                  5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true in all material respects on and as of any Closing hereunder with the same force and effect as if they had been made at such Closing.

                  5.2 Performance. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before any Closing hereunder.

                  5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required prior to and in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of any Closing hereunder.

                  5.4 Amendment. The Company shall have obtained the requisite Board approval of the Amendment and have duly filed with the Secretary of State of the State of Florida the Amendment, which shall be in full force and effect at any Closing hereunder.

                  5.5 Legal Investment. At the time of any Closing hereunder, the purchase of the Shares by the Investors hereunder shall be legally permitted by all laws and regulations to which they or the Company are subject.

                  5.6 Freedman Option. The Company shall have granted to David Freedman an option to purchase 250,000 shares of the Company's Common Stock.

                  5.7 Opinion of the Company's Counsel. The Investors shall have received from counsel to the Company an opinion letter substantially in the form attached hereto as Exhibit E, addressed to them, dated the date of any Closing hereunder.

                  5.8 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby at any Closing hereunder and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors and their counsel, and the Investors and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  5.9 Rights Agreement. The Company shall have executed and delivered the Rights Agreement, which shall be in full force and effect at any Closing hereunder.

                  5.10 Stockholder Agreement. The Stockholder Agreement in the form attached hereto as Exhibit F shall have been executed and delivered by the parties thereto and shall be in full force and effect at any Closing hereunder.

                  5.11 Compliance Certificate. There shall have been delivered to the Investors a certificate, dated as of any Closing hereunder, signed by the Company's President, certifying that (a) the conditions specified in Sections 5.1, 5.2, 5.3, 5.4, 5.5, and 5.6 have been fulfilled, and (b) with respect to the Second and Third Closings, the Company met, at the time of the call therefor, and meets, at the Closing thereof, the applicable condition set forth in Section 2.1(b)(i), (ii) or (iii) hereof.

                  5.12 Secretary's Certificate. There shall have been delivered to the Investors a certificate, dated as of any Closing hereunder, signed by the Company's Secretary or an Assistant Secretary and in form and substance satisfactory to the

Investors, that shall certify (i) the names of its officers authorized to sign this Agreement, the certificates for purchased Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with true signatures of such officers;
(ii) that the copy of the Articles of Incorporation of the Company attached thereto is true, correct and complete; (iii) that the copy of the Bylaws attached thereto is true, correct and complete; (iv) that the Board of Directors' resolutions attached thereto evidencing the approval of this Agreement, the issuance of the purchased Shares and the other matters contemplated hereby were duly adopted and are in full force and effect; and (v) that the stockholders' resolutions evidencing approval of the Reincorporation were duly adopted and are in full force and effect.

                  5.13 Certificates of Good Standing. Certificates, as of a recent date, as to the good standing of the Company and each Subsidiary in its respective jurisdiction of incorporation shall have been delivered to the Investors at each Closing hereunder.


                  6. Conditions to the Company's Obligations at Closing. The obligations of the Company to issue and sell the Shares at any Closing hereunder are subject to the fulfillment on or before any such Closing of each of the following conditions:

                  6.1 Representations and Warranties. The representations and warranties made by the Investors in Section 4 shall be true in all material respects on and as of any Closing hereunder with the same force and effect as if they had been made at such Closing.

                  6.2 Performance. The Investors shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by them on or before any Closing hereunder.

                  6.3 Qualifications. All authorizations, approvals or permits, if any, to be obtained from any governmental authority or regulatory body of the United States or of any state that are required prior to and in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of any Closing hereunder.

                  6.4 Legal Investment. At the time of any Closing hereunder, the purchase of the Shares by the Investors hereunder shall be legally permitted by all laws and regulations to which they or the Company are subject.

                  6.5 Amendment. The Secretary of State of the State of Florida shall have accepted the Amendment for filing, and they shall be in full force and effect at any Closing hereunder.

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                  6.6 Rights Agreement.  The Investors shall execute and deliver the Rights Agreement, which shall be in full force and effect at any Closing hereunder.

                  6.7 Freedman Option. The Company shall have granted to David Freedman an option to purchase 250,000 shares of the Company's Common Stock.

                  6.8 Stockholder Agreement. The Stockholder Agreement in the form attached hereto as Exhibit F shall have been executed and delivered by the parties thereto and shall be in full force and effect at any Closing hereunder.

         7.       Miscellaneous.

                  7.1 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.2 Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

                  7.3 Expenses. The Company shall pay the reasonable costs and expenses incurred in connection with the Investors' examination of the Company and the Subsidiaries, the preparation of this Agreement and the closing of the transactions contemplated hereby, including an administrative services fee of $80,000 payable to Fairview Capital L.L.C. at each Closing hereunder and the other reasonable fees and expenses of the Investors' professional advisors.

                  7.4 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.5 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, or sent by confirmed telecopy, addressed (a) if to the Company, at:

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         Jotan, Inc.
         118 West Adams Street
         Jacksonville, Florida  32202
         Attention:  Chief Executive Officer

or at such other address as the Company shall have furnished to the Investors in writing, and (b) if to a Investor, at such Investor's address as is set forth on the Schedule of Investors, or at such other address as such Investor shall have furnished to the Company in writing.

         7.6 Attorneys' Fees. Should any litigation or arbitration be commenced between the parties hereto concerning this Agreement, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for attorneys' fees and costs in such litigation or arbitration, which fees and costs shall be determined by the court or arbitrator, as the case may be.

         7.7 Severability. Any invalidity, illegality or limitation of the enforceability with respect to any Investor of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such Investor's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or any Investor or any subsequent holder of any Shares upon any breach, default or noncompliance of any Investor, any subsequent holder of any Shares or the Company under this Agreement or under the Amendment, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or the Investors of any breach, default or noncompliance under this Agreement or under the Amendment or any waiver on the Company's or the Investors' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement or the Amendment, by law, or otherwise afforded to the Company and the Investors, shall be cumulative and not alternative.

         7.9 Information Confidential. Each Investor acknowledges that this Agreement and all attachments hereto are confidential and for such Investor's use only, and it will refrain from using such information or reproducing, disclosing or disseminating such information to any other person (other than its employees, affiliates, agents or partners having a need to know the contents of such information and its attorneys), except in connection with the enforcement of rights under this Agreement, unless the Company has made such information available to the public generally or it is required by a governmental body to disclose such information.

         7.10 Amendments and Waivers. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and Investors (or their transferees) holding at least two-thirds of the outstanding Shares, voting together as a single group (treated as if converted at the conversion rate then in effect and including, for such purposes, shares of Underlying Common Stock into which any Shares shall have been converted); provided, however, that no such amendment or waiver shall reduce the aforesaid percentage of Shares and Underlying Common Stock, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the holders of all of such Shares and Underlying Common Stock. Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon each Investor and each transferee of the Shares and Underlying Common Stock. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Investors (or their transferees) who have not previously consented thereto in writing.

         7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.12 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida as applied to agreements among Florida residents, made and to be performed entirely within the State of Florida.

         7.13 Use of Jotan Name. The Investors agree to take any and all actions reasonably requested by the Company in order to allow the Company to use the name "Jotan" in the State of North Carolina and in any other jurisdiction where the Investors have any prior or conflicting right to such name.

         7.14 Board of Directors. As soon as practicable following the First Closing, (a) the Board of Directors of the Company shall consist of a total of seven (7) directors, including two

(2) representatives of the Investors, and (b) the Compensation Committee of the Board of Directors of the Company shall consist of two (2) current outside directors and one (1) representative of the Investors. Except as otherwise provided in the Amendment, immediately following the Second Closing and the Third Closing, the representation of the Investors on the Board of Directors of the Company shall be adjusted to reflect their percentage ownership of the capital stock of the Company.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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         IN WITNESS WHEREOF, the parties have executed this Series A Convertible
Preferred Stock Purchase Agreement as of the date first above written.

                                   JOTAN, INC.



                                   By:________________________________
                                   Title:_____________________________




                                    INVESTORS



                                    F-Jotan, L.L.C.
                                    (Printed or typed name)


                                    By:________________________________
                                    Title:_____________________________

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS


                                    Number of Shares          Purchase
                                    to be Purchased           Price at
Name and Address                    at each Closing           ach Closing

F-Jotan, L.L.C.                     1,265,823                  $2,000,000.30
c/o Fairview Capital, L.L.C.
702 Oberlin Road, Suite 150
Raleigh, North Carolina 27605







                  TOTALS:           1,265,823                  $2,000,000.30

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